JOINT FILING AGREEMENT AND POWER OF ATTORNEY

          1.     Joint Filing.  Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

          2.     Power of Attorney.     Know all persons by these presents that the each person whose signature appears below constitutes and appoints Rudy Ru, Robin B. Connor, Wendy Mahaffey and Xiong Yin, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign the Schedule 13D and any and all amendments to the Schedule 13D, and any reports filed pursuant to Section 16 of the Securities Exchange Act of 1934, filed on behalf of each of them with respect to their beneficial ownership of Natural Health Trends Corp. and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have entered into this agreement effective as of the 8th day of February, 2007.

/s/ Rudy Ru
Rudy Ru

/s/ Yan Tao Zhao
Yan Tao Zhao

/s/ Wei Ming Wang
Wei Ming Wang

/s/ Wing Hung Siu
Wing Hung Siu

/s/ Changhui Ma
Changhui Ma

/s/ Ling Bai
Ling Bai

CHIEF CHINA RESOURCES LTD.

By: /s/ Ken Wang
      Ken Wang, General Partner